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                                                                    Exhibit 10.1


                                                                  Execution Copy


                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT, dated as of this 7th day of December, 1999 among the investors listed on Schedule I hereto (the "Investors") and Wright Acquisition Holdings, Inc., a Delaware corporation (the "Company").

                               R E C I T A L S:
                               - - - - - - - -

            WHEREAS, certain of the Investors have, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of December 7, 1999, among the Company, Warburg, Pincus Equity Partners, L.P. ("Warburg"), Wright Acquisition Corp., Inc. and Wright Medical Technology, Inc. (the "Merger Agreement"), agreed to purchase shares of (i) Series A Voting Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and, solely in the case of Warburg, Series B Non-Voting Convertible Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock" and, with the Series A Preferred Stock, collectively referred to as the "Preferred Stock"), (ii) common stock of the Company, par value $.01 per share (the "Common Stock") and (iii) warrants to purchase Common Stock (the "Warrants"); and

            WHEREAS, the California Public Employees' Retirement System ("CalPERs") and Princes Gate Investors, L.P. ("PGILP"), PGI Investments Limited ("PGI Ltd."), PGI Sweden AB ("PGI Sweden") and Marinbeach United S.A. ("Marinbeach" and, together with PGILP, PGI Ltd. and PGI Sweden, "Princes Gate") have, pursuant to the Merger Agreement, been issued shares of Series A Preferred Stock, shares of Common Stock and Warrants;

            WHEREAS, the Preferred Stock is convertible into shares of Common Stock; and

            WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition of shares of capital stock ("Shares") in the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
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            SECTION 1.  COVENANTS OF THE PARTIES

            (a) LEGENDS. The certificates evidencing the shares of Common Stock or Preferred Stock, as applicable, acquired by the Investors will bear the following legends reflecting the restrictions on the transfer of such securities contained in this Agreement and under applicable securities laws:


            "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of December __, 1999, by and among the Company and certain investors identified therein. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

            "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

            (b)   ELECTION OF DIRECTORS; BOARD OBSERVERS.

      (i) As of the date hereof, the Board of Directors of the Company (the "Board") will consist of (A) Thomas M. Patton, (B) Richard B. Emmitt, (C) Elizabeth H. Weatherman, (D) James E. Thomas and (E) James T. Treace; provided, however, that the Board may be expanded from time to time after the date hereof to include two additional members as the Board shall agree. From and after the date hereof and at all times throughout the term of this Agreement (A) for so long as CalPERs and Princes Gate collectively beneficially own five percent (5%) or more of the outstanding shares of capital stock of the Company, assuming (1) conversion in full of all Preferred Stock then collectively beneficially owned by CalPERs and Princes Gate and (2) exercise in full of all Warrants then collectively beneficially owned by CalPERs and Princes Gate, and (B) prior to the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock for the account of the Company to the public generally at a price to the public which places upon the Company a value (prior to receipt of proceeds of such offering) of at least $200 million and in which the net proceeds to the Company are not less than $50 million, each of CalPERs and Princes Gate

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shall be entitled to designate one person to be an observer at all meetings of the Board (collectively, the "Board Observers"). The Board Observers shall receive (x) notice of all Board meetings, (y) all written consents of the Board and (z) copies of all written materials provided to the Board. The reasonable expenses of the Board Observers shall be paid by the Company.

      (ii) For as long as Warburg, Pincus Equity Partners, L.P. ("Warburg") owns beneficially and of record at least 20% of the outstanding shares of capital stock, assuming (1) conversion in full of all Preferred Stock then collectively beneficially owned by Warburg and (2) exercise in full of all Warrants then collectively beneficially owned by Warburg, the Company will nominate and use its best efforts to have two individuals designated by Warburg elected to the Board. For as long as Warburg owns beneficially and of record at least 10% of the outstanding shares of capital stock, assuming (1) conversion in full of all Preferred Stock then collectively beneficially owned by Warburg and (2) exercise in full of all Warrants then collectively beneficially owned by Warburg, the Company will nominate and use its best efforts to have one individual designated by Warburg elected to the Board. The directors designated by Warburg are hereinafter referred to as the "Warburg Directors."

            (c) REPLACEMENT DIRECTORS. In the event that any Warburg Director (a "Withdrawing Director") designated in the manner set forth in Section 1(b) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg. A Warburg Director may be removed, with or without cause, by Warburg and Warburg shall thereafter have the right to nominate a replacement for such director. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company owned by them to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 1(c).

            (d) BOARD COMMITTEES. As of the date hereof, the Executive Committee (if any), Compensation Committee and Audit Committee of the Board will consist of at least one director elected by the holders of a majority of the Preferred Stock (the "Series A Committee Nominee"). The Series A Committee Nominee will serve as Chairman of each of the Compensation and Audit Committees from and after the date hereof.

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            (e)   EMPLOYEE STOCK INCENTIVES; MANAGEMENT OPTIONS.

                  (i) The Investors acknowledge that the Company has reserved
(A) an aggregate of 3,000,000 shares (the "Option Shares") of its Common Stock for grant or sale to key employees of the Company, in such amounts and in such manner -- including incentive and non-qualified stock options, restricted stock grants, stock bonuses or other stock incentive programs -- as the Board shall, from time to time, determine, and (B) 9 shares of Common Stock and 160,000 shares of Series A Preferred Stock (the "Series A Options"), all for issuance to certain executive officers of the Company identified in the Merger Agreement, pursuant to the exercise of options granted to such officers pursuant to Section
5.13 of the Merger Agreement.

                  (ii) It is understood and agreed that the receipt by the management investors identified in Schedule I of (i) the Series A Options, Subordinated Notes (as defined in the Merger Agreement) and Warrants and (ii) cash referred to in Sections 5.13(a) and (b), respectively, of the Merger Agreement shall be in lieu of (and in full satisfaction of) any and all payments to which such executive officers may have been entitled pursuant to that certain letter agreement, dated as of March 4, 1999, between the Company and Thomas M. Patton or any other agreement, written or oral, among any of such executive officers and the Company.

            (f)   VOTING BY WARBURG.

            (i) Pursuant to the terms of the Series B Preferred Stock, Warburg and its affiliates holding shares of Series B Preferred Stock shall be entitled, at any time and in their sole discretion, to exchange any or all shares of Series B Preferred Stock then beneficially owned by Warburg and/or such affiliates for a like amount of Series A Preferred Stock. Notwithstanding Warburg's and/or its affiliates' election to so exchange Series B Preferred Stock for Series A Preferred Stock, Warburg and its affiliates shall be deemed holders of Preferred Stock hereunder and shall be entitled to all of the benefits, and subject to all of the restrictions, relating to such ownership set forth herein for so long as it and/or they hold any shares of Preferred Stock.

            (ii) In the event that at any time following an exchange by Warburg of Series B Preferred Stock for Series A Preferred Stock, Warburg or any of its affiliates owns more than 49% of the issued and outstanding voting securities of the Company ("Voting Stock"), Warburg agrees that (i) it shall be entitled to vote (or take action by written consent in respect of) not more than 49% of the issued and outstanding shares of Voting Stock and (ii) it will vote (or take action by written consent in respect

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of) any shares in excess of 49% of the Voting Stock ("Neutral Shares") in proportion to the vote of all other holders of Voting Stock voting (or acting by written consent) on such matter, unless Warburg elects to abstain from voting in respect of the Neutral Shares. For purposes hereof, "affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and "Person" means an individual, corporation, partnership, association, joint venture, limited liability company, trust or any unincorporated organization.

            (g) TRANSFERS BY WARBURG. Notwithstanding anything to the contrary contained herein, Warburg shall be entitled to Transfer up to $5,000,000 of Shares to any Person at any time, subject to any limitations imposed by federal or state securities laws, provided such transferee agrees to be bound by, and shall be entitled to the benefits of, the terms of this Agreement.

            SECTION 2.  SUBSCRIPTION RIGHTS

            (a) SUBSCRIPTION RIGHT. Subject to Section 2(b) below, if at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of the Preferred Stock pursuant to the Company's Certificate of Incorporation, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the 1933 Act, (iii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization or (iv) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board), then, as to each of the Investors, the Company shall:

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            (A) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and dividend rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

            (B) offer to issue to each such Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities and exercise in full of the Warrants then held by such Investor, by (y) the total number of shares of Common Stock then held by all of the Investors, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities and upon exercise in full of any then outstanding Warrants.

Each such Investor must exercise its purchase rights hereunder within twenty
(20) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be reoffered to the Investors purchasing their full allotment upon the terms set forth in this Section 2(a), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within ten (10) days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the

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Investors. Any Proposed Securities offered or sold by the Company after such
90-day period must be reoffered to the Investors pursuant to this Section 2(a).

The election by an Investor not to exercise its subscription rights under this
Section 2(a) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investors the rights described in this Section 2(a) shall be void and of no force and effect.

            (b) RIGHT OF FIRST REFUSAL. Notwithstanding the provisions of
Section 2(a), and prior to the exercise by any Investor of any purchase rights pursuant to Section 2(a), if at any time during the 12 month period after the date hereof the Company proposes to issue equity securities (as defined above) of any kind of the Company having a purchase price of up to $40,000,000 (other than the issuance of securities (i) to the public in a firm commitment underwriting pursuant to a registration statement filed under the 1933 Act, (ii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization,
(iii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board) or (iv) upon exercise of any Warrants (a "Proposed Issuance"), then, as to each of the holders of Preferred Stock, the Company shall:

            (A) give written notice setting forth in reasonable detail (1) the size and other terms of the Proposed Issuance; and (2) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

            (B) offer to issue to each such holder of Preferred Stock a portion of the first $40,000,000 in value of the Proposed Issuance in the form of additional securities having terms and provisions (including, but not limited to, voting powers, preferences and relative participating, optional and other special rights) no less favorable to the holders of Preferred Stock than the terms of the Preferred Stock (the "Proposed Securities") at a price per share equal to the then current Series A Conversion Price (as defined in the Certificate of Incorporation of the Company), in an amount equal to a percentage determined by dividing (x) the number of shares of Common Stock held by such holder of Preferred Stock and issuable to such holder of

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      Preferred Stock, assuming conversion in full of any convertible securities and exercise in full of any Warrants then held by such holder of Preferred Stock, by (y) the total number of shares of Common Stock then held by all of the holders of Preferred Stock, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities and exercise in full of any Warrants then outstanding.

Each such holder of Preferred Stock must exercise its purchase rights hereunder within twenty (20) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such holders of Preferred Stock in accordance with this Section 2(b) are not fully subscribed by such holders, the remaining Proposed Securities will be reoffered to the holders of Preferred Stock purchasing their full allotment upon the terms set forth in this Section 2(b), until all such Proposed Securities are fully subscribed for or until all such holders of Preferred Stock have subscribed for all such Proposed Securities which they desire to purchase, except that such holders must exercise their purchase rights within ten (10) days after receipt of all such reoffers.

Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the holders of Preferred Stock have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders of Series A Preferred Stock. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Preferred Stock pursuant to this Section 2(b).

The election by a holder of Preferred Stock not to exercise its right of first refusal under this Section 2(b) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company during the 12 month period from the date hereof without first giving the holders of Preferred Stock the rights described in this Section 2(b) shall be void and of no force and effect.

            (c) INJUNCTIVE RELIEF. The Company acknowledges that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of the Company to perform any of its obligations set forth in this

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Section 2. Therefore, the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

            (d) TERMINATION. The provisions of Section 2 shall expire upon the closing of the Initial Public Offering.

            SECTION 3.  COVENANTS OF THE COMPANY

            (a) FINANCIAL AND BUSINESS INFORMATION. From and after the date hereof, and at all times throughout the term of this Agreement (A) for so long as an Investor holds beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least five percent (5%) of the outstanding Common Stock (on a fully diluted basis), or, in the case of CalPERs and Princes Gate, such Investors collectively beneficially own at least five percent (5%) of the outstanding capital stock of the Company (on a fully diluted basis), and (B) prior to the date on which the Company completes the Initial Public Offering, the Company shall deliver to each such Investor:

                  (i) MONTHLY AND QUARTERLY STATEMENTS - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days (or as soon as practicable, but in no event later than 60 days for each fiscal quarter ended prior to April 1, 2001) after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

                  (ii) ANNUAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days (or as soon as practicable, but in no event later than 120 days, for fiscal year
      1999) thereafter, duplicate copies of:

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                  (A) consolidated balance sheets of the Company and any
            subsidiaries at the end of such year; and

                  (B) consolidated statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present in all material respects the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (iii) AUDIT REPORTS - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                  (iv) OTHER REPORTS - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any

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      state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

                  (v) PROGRESS REPORT - prior to each regularly scheduled meeting of the Board of Directors of the Company, a narrative report shall be delivered to each of the Investors describing the Company's activities since the date of the last such report, including a description of business development, operating results and marketing efforts.

                  (vi) REQUESTED INFORMATION - with reasonable promptness, the Company shall furnish each of the Investors with such other data and information as from time to time may be reasonably requested.

            (b) INSPECTION. From and after the date hereof, and at all times throughout the term of this Agreement (A) for so long as an Investor holds beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least five percent (5%) of the outstanding Common Stock (on a fully diluted basis), or, in the case of CalPERs and Princes Gate, such Investors collectively beneficially own at least five percent (5%) of the outstanding capital stock of the Company (on fully diluted basis) and (B) prior to the date on which the Company completes the Initial Public Offering, the Company shall permit such Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested. The rights set forth in this Section 3(b) shall be in addition to any rights available to each Investor under the Delaware General Corporation Law.

            (c) CONFIDENTIALITY. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 3(a) and 3(b) hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Investors covenants for

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itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; PROVIDED, HOWEVER, that each Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this Section 3(c), "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

            (d) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided, however, that nothing herein shall prohibit or limit in any way the Company's ability to consummate the proposed transaction with Cremascoli Ortho Group. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

            (e) COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

            (f) INSURANCE. The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

            (g) KEEPING OF BOOKS. The Company will keep proper books of record and account, in which full and correct entries

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shall be made of all financial transactions and the assets and business of the
Company in accordance with GAAP.

            (h) LOST, ETC. CERTIFICATES EVIDENCING SHARES (OR SHARES OF COMMON STOCK); EXCHANGE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares (or shares of Common Stock) owned by one of the Investors, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Such Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 3(h). Upon surrender of any certificate representing any Shares (or shares of Common Stock) for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 3(h).

            (i) TERMINATION. The provisions of this Section 3 shall remain in effect until the closing of the Initial Public Offering.

            SECTION 4.  ESCROW AGREEMENT.

            In connection with Wright Medical Technology, Inc.'s pending dispute with Gary K. Michelson (MICHELSON V. WRIGHT MEDICAL TECHNOLOGY, Inc.), including with respect to contingent sales payments under the Sales and Option Agreements between Mr. Michelson and Wright Medical Technology, Inc. ("WMT"), dated January 3, 1996 and January 3, 1997, and related agreements and contractual arrangements between WMT and Mr. Michelson and existing or hereinafter commenced litigation between such parties with respect to such dispute (the "Michelson Dispute"), the Company and WMT agree to proceed diligently towards the ultimate resolution, whether by settlement, judicial determination,

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arbitration or otherwise (a "Resolution") of the Michelson Dispute. Pending a
Resolution, the Investors, other than Warburg and Purchaser (as defined in the Merger Agreement), agree to execute, deliver and be bound by the terms and conditions of the Escrow Agreement, dated of even date herewith, among WMT, the Company, the Investors and State Street Bank and Trust Company, as Escrow Agent (the "Escrow Agent"), including without limitation by depositing the Escrow Amount (as defined in the Escrow Agreement) with the Escrow Agent pursuant to the terms thereof.

            SECTION 5.  INTERPRETATION OF THIS AGREEMENT

            (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

            EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

            GAAP:  means generally accepted accounting principles.

            PERSON: an individual, partnership, joint-stock company, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            TRANSFER: means any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

            (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

            (c) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

            (e) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            SECTION 6.  MISCELLANEOUS

            (a)   NOTICES.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

            (1) if to Warburg, at 466 Lexington Avenue, New York, New York 10017 (facsimile: (212) 878-9361), marked for the attention of Elizabeth Weatherman, or at such other address as Warburg may have furnished the Company in writing,

            (2) if to CalPERs, at Lincoln Plaza, 400 "P" Street, Sacramento, California 92812-2749 (facsimile: 916-558-4058), marked for the attention of Senior Investment Officer or at such other address as CalPERs may have furnished the Company in writing, with a copy to Dulcie D. Brand, Esq., Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, California 90013 (facsimile:
      213-243-2539),

            (3) if to Princes Gate, at 1585 Broadway, 36th Floor, New York, NY 10036 (facsimile: 212-761-9869), marked for the attention of Stephen Munger, or at such other address as Princes Gate may have furnished the Company in writing,

            (4) if to the Company, at 5677 Airline Road, Arlington, Tennessee 38002 (facsimile: 901-867-4320), marked for the attention of Thomas E. Patton, or at such other address as it may have furnished in writing to the Investors; and

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

            (b) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            (d) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the Investors.

            (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


                                    WRIGHT ACQUISITION HOLDINGS, INC.


                                    By:   /s/ Elizabeth H. Weatherman
                                       -----------------------------------------
                                          Name:   Elizabeth H. Weatherman
                                          Title:  President


                                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                    By:   Warburg, Pincus & Co.,
                                          General Partner


                                    By:   /s/ Elizabeth H. Weatherman
                                       -----------------------------------------


                                    WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS
                                          I, C.V.

                                    By:   Warburg, Pincus & Co.,
                                          General Partner


                                    By:   /s/ Elizabeth H. Weatherman
                                       -----------------------------------------


                                    WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS
                                          II, C.V.

                                    By:   Warburg, Pincus & Co.,
                                          General Partner

                                    By:   /s/ Elizabeth H. Weatherman
                                       -----------------------------------------


                                    WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS
                                          III, C.V.

                                    By:   Warburg, Pincus & Co.,
                                          General Partner


                                    By:   /s/ Elizabeth H. Weatherman
                                       -----------------------------------------


                                    VERTICAL FUND ASSOCIATES, L.P.


                                    By:   Vertical Group, L.P.,General Partner


                                    By:   /s/ John E. Runnells
                                          ---------------------------------
                                          Name:   John E. Runnells
                                          Title:  General Partner


                                    CALIFORNIA PUBLIC EMPLOYEES'
                                    RETIREMENT SYSTEM


                                    By:   /s/ Leon G. Shahinian
                                          ------------------------------
                                          Name:   Leon G. Shahinian
                                          Title:  Investment Officer II


                                    PRINCES GATE INVESTORS, L.P.
                                    PGI INVESTMENTS LIMITED
                                    PGI SWEDEN AB
                                    MARINBEACH UNITED S.A.

                                    By:   PG Investors, Inc., as General
                                          Partner or Attorney-in-Fact

                                    By:   /s/ Thomas A. Clayton
                                          ------------------------------
                                          Name:    Thomas A. Clayton
                                          Title:   Vice President

                              /s/ Thomas M. Patton
                              --------------------
                                Thomas M. Patton

                              /s/ Gregory K. Butler
                              ---------------------
                                Gregory K. Butler

                              /s/ Jack E. Parr, Ph.D.
                              -----------------------
                              Jack E. Parr, Ph.D.

                              /s/ Carl M. Stamp
                              -------------------
                                  Carl M. Stamp

                              /s/ James T. Hook
                              -------------------
                                  James T. Hook

                              /s/ Robert W. Churinetz
                              --------------------
                               Robert W. Churinetz

                              /s/ Karen L. Harris
                              --------------------
                                 Karen L. Harris

                              /s/ Jason P. Hood
                              --------------------
                                  Jason P. Hood

                              /s/ Joyce B. Jones
                              --------------------
                                 Joyce B. Jones

                              /s/ Warren O. Haggard, Ph.D.
                              ----------------------------
                              Warren O. Haggard, Ph.D.

                              /s/ Michael E. Kaufman
                              ----------------------
                               Michael E. Kaufman

                              /s/ John R. Gauger
                              --------------------
                                 John R. Gauger

                              /s/ Jennifer S. Walker
                              ----------------------
                               Jennifer S. Walker

                              /s/ Skip Flannery
                              --------------------
                                  Skip Flannery

                              /s/ Mark Fisher
                              --------------------
                              Mark Fisher

                              /s/ Alan Taylor
                              --------------------

                              Alan Taylor